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                                                                EX-23.1 OTHERDOC


Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-495549, No. 333-30473, No. 333-89908,
No. 333-45463, No. 333-55604, No. 333-63762 and No. 333-49186) and Form S-3 (No.
333-47034, No. 333-47184, No. 333-47190, No. 333-70937, No. 333-102847, No.
333-102391, No. 333-101303, No. 333-100080, No. 333-92408, No. 333-89974, and
No. 333-86438) of P-Com, Inc. of our report dated March 31, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
San Jose, California
March 31, 2003

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